Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

LaBranche & Co Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of LaBranche & Co Inc. of our report dated March 17, 2008, with respect to the consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the year ended December 31, 2007, and the related financial statement schedule for the year ended December 31, 2007, which report appears in the December 31, 2009 Annual Report on Form 10-K of LaBranche & Co Inc.

/s/ KPMG LLP

New York, New York
May 24, 2010

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